Exhibit 10.2

execution version

INVESTMENT SUB-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement is hereby made as of the 28th day of August, 2025 (this “Agreement”), among Eagle Point Credit Management LLC, a Delaware limited liability company (the “Adviser”), Trinity Capital Adviser LLC, a Delaware limited liability company (the “Sub-Adviser”), and Eagle Point Trinity Senior Secured Lending Company, a Delaware statutory trust (together with any successors thereto, the “Fund”).

WITNESSETH:

WHEREAS, the Fund is a closed-end, non-diversified management investment company that has elected, or will elect, to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has been retained to act as the investment adviser to the Fund pursuant to that certain Investment Advisory Agreement, dated August 28, 2025 (the “Advisory Agreement”), by and between the Adviser and the Fund;

WHEREAS, Article II, Section 2 of the Advisory Agreement permits the Adviser, subject to the prior approval of the board of trustees (the “Board of Trustees”) of the Fund, to enter into a sub-advisory agreement pursuant to which the Adviser may delegate to a sub-adviser any of the duties of the Adviser enumerated in the Advisory Agreement;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in fulfilling its obligations under the Advisory Agreement, and the Sub-Adviser is willing to provide such services, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

ARTICLE I

APPOINTMENT

The Adviser hereby engages the Sub-Adviser, and the Sub-Adviser accepts such engagement, to perform the services herein described, for the compensation herein provided.

ARTICLE II

SERVICES OF THE SUB-ADVISER

1.            Advisory Duties of the Sub-Adviser. The Sub-Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the investment portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes, subject to guidelines agreed upon between the Adviser and the Sub-Adviser; (ii) identify, evaluate, negotiate the structure and terms of the investments made by the Fund (including performing due diligence on prospective investments); (iii) execute, close, service and monitor the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) make ongoing portfolio management decisions; provided, however, that the Sub-Adviser shall consult with the Adviser regarding material portfolio matters, including material modifications to portfolio investments; (vi)  manage the Fund’s cash; and (vii) provide such other services as may be necessary or appropriate in furtherance of the foregoing (collectively the “Sub-Advisory Services”). The parties acknowledge and agree that the Sub-Adviser shall be required to provide only the investment advisory services expressly described in this Article II, Section 1. The Sub-Adviser shall carry out its responsibilities under this Agreement at all times under the supervision of the Adviser and (a) in accordance with the investment objective, policies and restrictions that are set forth in the Fund’s filings with the Securities and Exchange Commission (the “SEC”) and the confidential private placement memorandum of the Fund (as amended, restated and/or supplemented from time to time, the “PPM”), (b) in accordance with the 1940 Act, the Advisers Act and all other applicable federal and state law, (c) in accordance with the Fund’s certificate of trust, declaration of trust and bylaws, each as amended or restated from time to time (collectively, the “organizational documents”) and (d) in accordance with such other written instructions and parameters as communicated by the Adviser and consulted with the Sub-Adviser, from time to time. In addition, upon the reasonable request of the Adviser, and subject to reasonable advance notice and availability of appropriate Sub-Adviser personnel, the Sub-Adviser shall participate in (and provide other appropriate support in connection with) presentations: (A) to managing dealer wholesaling personnel; (B) at broker-dealer road shows; (C) at educational forums; (D) at due diligence review programs conducted by third-party evaluators and due diligence officers of broker-dealers; (E) at other marketing events and forums to facilitate the Fund’s fundraising efforts. The Sub-Adviser shall meet (which may be by telephonic or virtual means) with the Adviser on at least a quarterly basis, or more frequently as reasonably requested by the Adviser) to review and discuss matters related to the Fund’ investment portfolio, including but limited to, its performance, individual credits and pipeline.

2.            Books and Records. The Sub-Adviser agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act or such longer period as the Fund may direct, all records relating to the services rendered by the Sub-Adviser under this Agreement and the Fund’s investments as are required by Section 31 of the 1940 Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Advisers Act, the Securities Exchange Act of 1934, as amended, the Commodities Exchange Act, and the respective rules and regulations thereunder, and the Fund’s compliance policies and procedures, and to preserve such records for the periods and in the manner required by that Section, and those rules, regulations, legal provisions and compliance policies and procedures. In compliance with the requirements of Rule 31a-3 under the 1940 Act, any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and shall be surrendered promptly to the Fund on request.

3.            Brokerage Commissions. The Sub-Adviser is hereby authorized, to the fullest extent permitted by applicable law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission or other compensation for effecting a securities transaction in excess of the amount of commission or other compensation another member of such exchange, broker or dealer would have charged for effecting such transaction if the Sub-Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission or other compensation is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net result for the Fund.

4.            Proxy Voting. The Adviser hereby delegates to the Sub-Adviser responsibility for voting any proxies solicited by an issuer of securities held by the Fund in the best interest of the Fund and in accordance with the Sub-Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time.

5.            Administrative Services. In addition to the Sub-Advisory Services to be performed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser, in its capacity as a sub-administrator to the Administrator, shall provide to the Fund, the following administrative services: (i) serving as administrative agent with respect to the loans or other investments in the Fund’s investment portfolio, including, but not limited to, providing any required documentation to the Fund’s custodian and collecting principal and interest payments, (ii) assisting the Adviser in the fair valuation of the Fund’s investment portfolio pursuant to valuation policies and procedures approved by the Board of Trustees; (iii) assisting in the preparation and review of draft financial statements, regulatory filings and other notices and written materials prepared for or on behalf of the Fund and its investors; (iv) as reasonably required by the Board of Trustees, attending meetings of, and participate in presentations to, the Board of Trustees; (v) assisting the Adviser in using commercially reasonable efforts to arrange for debt financing on the Fund’s behalf, subject to oversight and approval of the Board of Trustees; (vi) providing managerial assistance to the Fund’s portfolio companies to which the Fund is required as a business development company to provide such assistance under the 1940 Act; (vii) permitting and providing any of the Sub-Adviser’s or its affiliates’ directors, officers or employees who may be elected or appointed as trustees or officers of the Fund to serve in the capacities in which they are elected or appointed; and (viii) providing the Adviser and the Fund with such other administrative services as the Adviser, the Fund and the Sub-Adviser may from time to time mutually agree upon (collectively, the “Administrative Services”). The Fund shall pay or reimburse the Sub-Adviser for all costs and expenses related to the Sub-Adviser’s provision of the Administrative Services to the Fund under this Agreement to the same extent as the Administrator is entitled to payment or reimbursement by the Fund for costs and expenses related to the Administrator’s provision of Administrative Services to the Fund under the Administration Agreement (as defined below).

6.            Sub-Advisory Services Not Exclusive.  The Sub-Adviser’s services to the Fund pursuant to this Agreement are not exclusive, and it is understood that the Sub-Adviser may render investment advice, management and services to other persons (including other investment companies and business development companies) and engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that directors, officers, or employees of the Sub-Adviser are not prohibited from engaging in any other investment companies and business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies or business development companies. Whenever the Fund and one or more other funds, accounts, investment companies or business development companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each entity shall be allocated in accordance with procedures believed by the Sub-Adviser to be equitable to each entity over time to the extent permitted by applicable law. Similarly, to the extent permitted by applicable law, opportunities to sell securities shall be allocated in a manner believed by the Sub-Adviser to be equitable to each entity over time. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired by or disposed of for the Fund.

ARTICLE III

EXPENSES

1.            Expenses Borne by the Sub-Adviser. All investment professionals of the Sub-Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Sub-Adviser and not by the Fund.

2.            Expenses Borne by the Fund. The Fund shall bear all other costs and expenses of its operations and transactions, including, without limitation, those relating to: (a) the Fund’s organizational expenses; (b) calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firm); (c) debt service and other costs of borrowings or other financing arrangements; (d) dividends on preferred shares, if any; (e) fees and expenses, including legal, consulting or other professional fees and expenses and travel expenses, incurred by the Adviser, the Sub-Adviser or payable to third parties in performing due diligence on prospective investments and, if necessary, enforcing the Fund’s rights; (f) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments; (g) brokerage fees and commissions; (h) federal and state registration fees; (i) any applicable exchange listing fees; (j) federal, state and local taxes; (k) costs of offerings or repurchases of the Fund’s common shares of beneficial interest (the “Shares”) and other securities (including preferred shares and indebtedness), including costs related to the use of one or more dealer managers and/or underwriters; (l) the base management fee and any incentive fee; (m) distributions on the Shares or other securities; (n) administration fees payable to an administrator (the “Administrator”) under an administration agreement (as may be amended or restated from time to time) (the “Administration Agreement”); (o) any reimbursement of costs or expenses of the Sub-Adviser for providing Administrative Services pursuant to this Agreement; (p) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (q) any fees and expenses relating to transfer agent, custodial, and escrow agent services; (r) independent trustee fees and expenses; (s) the costs of any reports, proxy statements or other notices to the Fund’s shareholders, including printing costs; (t) costs of holding shareholder meetings; (u) litigation, indemnification and other non-recurring or extraordinary expenses; (v) fees and expenses associated with marketing, distribution, training and investor relations efforts; (w) any applicable distribution and/or shareholder servicing fees; (x) dues, fees and charges of any trade association of which the Fund is a member; (y) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administration functions; (z) fees and expenses associated with independent audits and outside legal costs; (aa) the Fund’s fidelity bond; (bb) trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (cc) costs associated with the Fund’s reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and (dd) all other expenses reasonably incurred by the Fund or the Administrator in connection with administering the Fund’s business, such as the allocable portion of overhead and other expenses incurred by the Adviser or the Sub-Adviser on the Fund’s behalf and allocable to the Fund under this Agreement or the Advisory Agreement, as applicable, or incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the costs of compensation and related expenses of the Fund’s chief compliance officer, chief financial officer, chief operating officer and their respective support staff.

ARTICLE IV

COMPENSATION

In consideration for the Sub-Adviser’s provision of the Sub-Advisory Services hereunder, the Adviser shall pay the Sub-Adviser fifty percent (50%) of the fees (including the Base Management Fee and Incentive Fee), paid to the Adviser pursuant to Article IV of the Advisory Agreement, payable no later than five (5) business days after receipt of such amounts by the Adviser from the Fund; provided, that if this Agreement is terminated other than for Cause (as defined below), the Sub-Adviser shall continue to be entitled to be reimbursed for the costs and expenses incurred by the Sub-Adviser relating to its continued provision of services with respect to the loans or other investments in the Fund’s investment portfolio for which the Sub-Adviser serves as administrative agent pursuant hereto and provided such services as of the date of such termination. At the Sub-Adviser’s request, the Adviser shall arrange for the fees payable to the Sub-Adviser hereunder to be paid to the Sub-Adviser directly by the Fund on the same day the Fund pays (or reasonably promptly thereafter) the Adviser its fees (including the Base Management Fee and Incentive Fee) under the Advisory Agreement. Pursuant to Article IV of the Advisory Agreement, the Adviser has retained the right to elect to waive or defer all or a portion of the fees that would otherwise be paid to it. The Adviser shall not make any such election with respect to the Sub-Adviser’s portion of such fees, without the prior written consent of the Sub-Adviser. The Adviser hereby undertakes to discuss any such election with the Sub-Adviser in advance and to provide no less than five (5) business days’ written notice to the Sub-Adviser before the Adviser seeks to notify the Fund of any such election. For purposes of this Article IV, “Cause” means (i) a material breach by the Sub-Adviser of this Agreement, which breach remains uncured for a period of thirty (30) days after written notice thereof has been provided to the Sub-Adviser by the Adviser; provided that such period shall be ninety (90) days, or such greater amount as determined by the parties, if the Sub-Adviser is making a good faith effort to cure such breach, (ii) the Sub-Adviser's or Trinity Capital Inc.’s (of any of their respective control persons (as defined in the 1940 Act) violation of any applicable federal or state securities laws or regulations, or any other laws or regulations material to the performance of its duties under this Agreement, or any of the Sub-Adviser’s key personnel being convicted of a felony or otherwise becoming subject to any legal or regulatory sanction, injunction or other limitation on such person’s activities that would, in each case, materially interfere with the Sub-Adviser’s ability to perform its obligations under this Agreement, or (iii) the Sub-Adviser's commission of fraud, gross negligence, bad faith, or willful misfeasance in connection with the performance of its duties under this Agreement.

ARTICLE V

LIMITATION OF LIABILITY; INDEMNIFICATION

To the fullest extent permitted by applicable law, the Sub-Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Sub-Adviser) shall not be liable to the Fund or the Adviser for any action taken or omitted to be taken by the Sub-Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment sub-adviser of the Fund, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. Except with respect to any Adviser Indemnified Losses (as defined below), the Fund shall indemnify, defend and protect the Sub-Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Sub-Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) (“Proceeding”) arising out of or otherwise based upon the performance of any of the Sub-Adviser’s duties or obligations under this Agreement or otherwise as an investment sub-adviser of the Fund. The Adviser shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all Losses incurred by the Indemnified Parties in or by reason of any pending, threatened or completed Proceeding arising out of or otherwise based upon the Adviser’s nonfulfillment of, or failure to comply with, any of the Adviser’s duties or obligations under this Agreement (the “Adviser Indemnified Losses”).

Notwithstanding anything in this Article V to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of the Sub-Adviser’s duties or by reason of the reckless disregard of the Sub-Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder). Nothing in this Agreement shall in any way constitute a waiver or limitation by the Fund of any rights or remedies which may not be so limited or waived in accordance with applicable law.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

1.            The Sub-Adviser. The Sub-Adviser represents, warrants and covenants to the Adviser and the Fund as follows:

(a)	The Sub-Adviser is registered as an investment adviser under the Advisers Act and covenants that it shall maintain such registration until the expiration or earlier termination of this Agreement.

(b)	The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is currently conducted.

(c)	The Sub-Adviser has reviewed the registration requirements of the U.S. Commodity Exchange Act, as amended, and the National Futures Association (the “NFA”) relating to commodity trading advisers and is either appropriately registered with the U.S. Commodity Futures Trading Commission (the “CFTC”) and a member of the NFA or exempt or excluded from CFTC registration requirements and has provided the Adviser and the Fund with a copy of any document evidencing its application for or receipt of such exemption or exclusion, and any amendments thereto.

(d)	The execution, delivery and performance by the Sub-Adviser of this Agreement are within its powers and have been duly authorized by all limited liability company action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on its part for its execution, delivery and performance of this Agreement, and the Sub-Adviser’s execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) its certificate of formation and operating agreement or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser.

(e)	The Form ADV of the Sub-Adviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in each case, other than the need to update the information contained therein to reflect the facts stemming from the Sub-Adviser’s entry into this Agreement. The Sub-Adviser will promptly provide the Adviser and the Fund with a complete copy of all amendments to its Form ADV.

(f)	The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Fund with a copy of that code, together with evidence of its adoption. All of the employees of the Sub-Adviser and persons acting on its behalf are subject to such code of ethics. Upon the request of the Adviser or the Fund, a senior executive officer of the Sub-Adviser shall certify, within 20 days of the end of each calendar quarter during which this Agreement remains in effect, to the Adviser or the Fund that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of its code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Adviser or the Fund, the Sub-Adviser shall permit representatives of the Adviser or the Fund to examine the reports (or summaries of the reports) required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and other records evidencing enforcement of the code of ethics.

(g)	The Sub-Adviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Adviser, its employees and officers (“Compliance Procedures”) and has provided the Adviser and the Fund with a copy of such Compliance Procedures and any amendments thereto.

(h)	The Sub-Adviser’s activities shall at all times comply in all material respects with all applicable federal and state laws governing its operations and investments.

(i)	The Sub-Adviser shall promptly (or, in the case of the event specified in clause (ix) below, immediately) notify the Adviser and the Fund in writing of the occurrence of any of the following events: (i) any breach of this Agreement; (ii) any of the representations and warranties of the Sub-Adviser contained herein becomes untrue after the execution of this Agreement; (iii) the Sub-Adviser becomes aware that it is, or likely may become, subject to any statutory disqualification pursuant to Section 9(b) of the 1940 Act or otherwise that prevents the Sub-Adviser from serving as an investment adviser or performing its duties pursuant to this Agreement; (iv) the Sub-Adviser shall have been served or otherwise become aware of any action, suit, proceeding, inquiry or investigation applicable to it, at law or in equity, before or by any court, public board or body, or regulator (A) involving or in any way relevant to the affairs of the Fund, (B) impacting the Sub-Adviser’s ability to perform its obligations hereunder, or (C) that is material to the Sub-Adviser’s business; (v) Kyle Brown (together with such other persons as the Adviser and the Sub-Adviser may agree in writing from time to time, the “Key Personnel”) are no longer active, or are proposed to no longer be active, in the day-to-day management of the Fund; (vi) any change in any of the Key Personnel and/or any change concerning any of the Key Personnel (including, without limitation, any change in the location of any such person or any adverse change in the position, function, regulatory or licensing status or other circumstances of any such person) which may adversely affect the Fund; (vii) any proposed change in control of the Sub-Adviser; (viii) any proposed assignment of this Agreement; and (ix) the Sub-Adviser becomes aware of any actual or suspected cyber-attacks or information security breaches relating to the Sub-Adviser’s information systems or any third-party system that might otherwise relate to confidential information regarding the Fund. The Sub-Adviser further agrees to notify the Adviser and the Fund promptly if any statement regarding the Sub-Adviser or its affiliates contained in the Fund’s PPM, or any amendment or supplement thereto, or any filing by the Fund with the SEC becomes untrue or incomplete in any material respect.

2.            The Adviser. The Adviser represents, warrants and covenants to the Sub-Adviser and the Fund as follows:

(a)	The Adviser is registered as an investment adviser under the Advisers Act and shall maintain such registration until the expiration or earlier termination of this Agreement.

(b)	The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is currently conducted.

(c)	The Adviser has duly entered into the Advisory Agreement pursuant to which the Fund authorized the Adviser to enter into this Agreement.

(d)	The execution, delivery and performance by the Adviser of this Agreement and the Advisory Agreement are within its powers and have been duly authorized by all limited liability company action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on its part for its execution, delivery and performance of this Agreement or the Advisory Agreement, and the Adviser’s execution, delivery and performance of this Agreement and the Advisory Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) its certificate of formation and operating agreement, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser.

(e)	The Adviser’s activities shall at all times comply in all material respects with all applicable federal and state laws governing its operations and investment.

3.            Survival of Representations and Warranties; Duty to Update Information. All representations, warranties and covenants made by the Sub-Adviser and the Adviser pursuant to this Article VI shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations, warranties or covenants are no longer true.

ARTICLE VII

MISCELLANEOUS

1.            Sub-Adviser Personnel. The Sub-Adviser shall make its directors, officers and employees available to attend meetings of the Board of Trustees as may be reasonably requested by the Board of Trustees from time to time. The Sub-Adviser shall prepare and provide such reports on the Fund and its operations as may be reasonably requested by the Board of Trustees or the Adviser from time to time.

2.            Independent Contractor.  Except as otherwise provided herein or authorized by the Board of Trustees from time to time, the Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

3.            Use of Names.

  (a)         The Sub-Adviser agrees that the Fund and the Adviser shall have the right to include in the offering materials to be used in connection with the offering of common shares and other securities of the Fund and in filings with the SEC (collectively, the “Investor Materials”), and the Sub-Adviser shall provide to the Fund and the Adviser, a general description of the Sub-Adviser, its affiliates (including Trinity Capital Inc.) and its business. The Sub-Adviser shall (i) cooperate with the Fund and the Adviser in preparing any Investor Materials and any other documents filed pursuant to applicable law and (ii) provide other information as the Fund or the Adviser may reasonably request in connection with any due diligence or other investigation which may be conducted at any time and from time to time. If, after any Investor Materials shall have been used or distributed, the Sub-Adviser becomes aware of any materially untrue or misleading statement of fact or any omission of a material fact regarding the Sub-Adviser and its business contained in any Investor Materials, the Sub-Adviser shall immediately notify the Fund and the Adviser and cooperate with the Fund and the Adviser in the preparation of any necessary amendments or supplements to any such Investor Materials.

(b)            The Sub-Adviser shall not use the name, logo or trademark(s) of the Adviser or its affiliates (other than the Fund) for any purpose without the prior written consent of the Adviser.

4.            Confidentiality. Each of the Fund, the Adviser and the Sub-Adviser acknowledge and agree that in satisfying its respective obligations under and performing services in connection with this Agreement, it may have access to another party’s confidential and proprietary information and materials concerning or pertaining to such other party’s business (“confidential information”). Each party will receive and hold such information in the strictest confidence, and acknowledge, represent, and warrant that it will use its best efforts to protect the confidentiality of this information to the same degree of care as it would its own confidential information. Each party agrees that such party will not use, copy, or divulge to third parties or otherwise use, except in accordance with the terms of this Agreement, any confidential information of another party without the prior written consent of such other party, which approval shall not be unreasonably withheld; provided, however, this covenant shall not apply to (i) information which is in the public domain now or when it becomes in the public domain in the future, other than by reason of a breach of this Agreement, (ii) information which has come to a party from a lawful source not bound to maintain the confidentiality of such information, other than from any other party or an affiliate or representative of that party, (iii) information which is independently developed without the use of confidential information, (iv) disclosures which are required by law, regulatory authority, regulation or legal process or are made to any regulatory agency in the normal course of an examination, audit or investigation involving such party, or (v) disclosure as reasonably necessary in the course of business to third parties subject to a duty to maintain the confidentiality of the information. Notwithstanding the foregoing, the Sub-Adviser may disclose information it receives from or on behalf of the Fund or the Adviser to officers and employees of the Sub-Adviser or any of its affiliates in the course of providing the services under this Agreement, and the Sub-Adviser may disclose the Fund’s TIN information to third parties as required to perform the Sub-Advisory Services under this Agreement.

5.            Effectiveness, Duration and Termination. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Trustees or the vote of a “majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act) and (b) the vote of a majority of the Fund’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

This Agreement may be terminated at any time, without the payment of any penalty, by (x) the Adviser, but only if authorized by (i) the Board of Trustees or (ii) a vote of a “majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act), in each case upon not less than 60 days’ written notice to the Sub-Adviser or (y) the Sub-Adviser upon not less than 60 days’ written notice to the Fund and the Adviser. This Agreement shall automatically terminate in the event of (x) its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act) or (y) the termination of the Advisory Agreement. The provisions of Article V of this Agreement shall remain in full force and effect, and the Sub-Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Sub-Adviser shall be entitled to any amounts owed under Article IV through the date of termination or expiration, and Article V shall continue in force and effect, and apply to the Indemnified Parties as and to the extent applicable.

5.            Amendment.  This Agreement may be amended by mutual consent of the parties, but the consent of the Fund must be obtained in accordance with the 1940 Act, including, if applicable, pursuant to a vote of the Board of Trustees, the vote of a “majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act), or the vote of a majority of the Fund’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party.

6.            Notice.  Any notice or other communication required to be given pursuant to this Agreement shall be given in writing, addressed and delivered or mailed to the other parties at their respective principal offices.

7.            Entire Agreement; Governing Law.  This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

EAGLE POINT CREDIT MANAGEMENT LLC

By:	/s/ Kenneth P. Onorio
	Name:	Kenneth P. Onorio
	Title:	Chief Financial Officer

Trinity capital advisER llc

By:	/s/ Kyle Brown
	Name:	Kyle Brown
	Title:	Chief Executive Officer

Eagle Point TRINITY SENIOR Secured Lending CompanY

By:	/s/ Kenneth P. Onorio
	Name:	Kenneth P. Onorio
	Title:	Chief Financial Officer

[Signature Page to Investment Sub-Advisory Agreement]